UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2008

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 5, 2008, Moody’s Investors Service announced the following ratings downgrades:

Protective Life Corporation – long-term issuer rating to Baa1 from A3; senior unsecured debt to Baa1 from A3; senior unsecured shelf to (P)Baa1 from (P)A3; subordinated shelf to (P)Baa2 from (P)Baa1; preferred shelf to (P)Baa3 from (P)Baa2; junior preferred shelf to (P)Baa3 from (P)Baa2; capital securities to Baa3 from Baa2; Protective Life Insurance Company – insurance financial strength to A1 from Aa3; West Coast Life Insurance Company – insurance financial strength to A1 from Aa3; PLC Capital Trusts III-V – trust preferred to Baa2 from Baa1; PLC Capital Trusts VI-VIII – trust preferred shelf to (P)Baa2 from (P)Baa1; Protective Life Secured Trusts – senior secured to A1 from Aa3; Protective Life U.S. Funding Trusts – senior secured to A1 from Aa3; Protective Life Insurance Company – Premium Asset Trust Series 2003-10 to A1 from Aa3; Protective Life Insurance Company – Premium Asset Trust Series 2000-2 to A1 from Aa3.

Moody’s said the outlook on all the ratings is stable, and that this rating action concludes a review for possible downgrade that was begun on October 15, 2008.

Also on November 5, 2008, Fitch Ratings announced the following ratings downgrades, with a negative outlook:

Protective Life Corporation – Issuer Default Rating (IDR) to A- from A; $10 million in senior notes due 2011 to BBB+ from A-; $250 million in senior notes due 2013 to BBB+ from A-; $150 million in senior notes due 2014 to BBB+ from A-; $150 million in senior notes dues 2018 to BBB+ from A-; $103 million trust preferred issued through PLC Capital Trust III due 2031 to BBB from BBB+; $119 million trust preferred issued through PLC Capital IV due 2032 to BBB from BBB+; $103 million trust preferred issued through PLC Capital Trust V due 2034 to BBB from BBB+; $200 million class D junior subordinated notes due 2066 to BBB from BBB+.  Protective Life Insurance Company, Protective Life and Annuity Insurance Company and West Coast Life Insurance Company – Insurance Financial Strength (IFS) to A+ from AA-; Protective Life Secured Trust – Medium term notes to A+ from AA-.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:    November 7, 2008